Exhibit 99.1

Eliem Therapeutics Reports First Quarter Financial and Business Highlights

SEATTLE and CAMBRIDGE, UK, --(GLOBE NEWSWIRE) – May 16, 2022 – Eliem Therapeutics, Inc. (Nasdaq: ELYM), a clinical-stage biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in chronic pain, psychiatry, epilepsy and other disorders of the peripheral and central nervous systems, today provided a business update and reported financial results for the quarter ended March 31, 2022.

“We are excited about the potential of our pipeline in multiple neuronal excitability disorders,” said Bob Azelby, president and chief executive officer of Eliem Therapeutics. “While disappointed by the negative outcome of ETX-810 in diabetic peripheral neuropathic pain, we look forward to providing the topline Phase 2a data for ETX-810 in lumbosacral radicular pain, the chronic pain indication with the most robust precedent clinical validation for this mechanism, in the third quarter of 2022. In addition to ETX-810, we remain committed to the development of our ETX-155 program in depression and epilepsy and will provide an update on our path forward once we complete our previously reported root cause analysis relating to the interim results from our Phase 1b photosensitive epilepsy trial. Due to our strong balance sheet, we also intend to advance our novel Kv7 channel opener program into IND-enabling studies this year and we continue to believe this program has potential to be best-in-class.”

Program Updates and Anticipated Key Milestones

ETX-810 in chronic pain: ETX-810 is a novel, new chemical entity prodrug of the bioactive lipid palmitoylethanolamide (PEA) that is currently being evaluated in a Phase 2a clinical trial in subjects with lumbosacral radicular pain (LSRP), commonly referred to as sciatica. The Company announced the completion of enrollment of the LSRP Phase 2a trial in April 2022, with topline data expected in the third quarter of 2022. In addition, in April 2022, the Company reported topline data from its Phase 2a trial in diabetic peripheral neuropathic pain (DPNP), which did not meet the primary endpoint.

ETX-155 in depression and epilepsy: ETX-155 is a novel GABAA receptor positive allosteric modulator that the Company plans to evaluate in subjects with major depressive disorder (MDD), perimenopausal depression (PMD), and epilepsy. In March 2022, the Company received clearance from the U.S. Food and Drug Administration (FDA) of the investigational new drug application (IND) for two Phase 2a clinical trials for ETX-155 in patients with MDD and PMD. In April 2022, the Company reported that interim results from the first three subjects in its Phase 1b proof-of-concept trial for ETX-155 in photosensitive epilepsy were inconclusive, and that this was attributed to a lower-than-expected drug exposure in these subjects relative to exposures observed in Phase 1. The Company is in the process of investigating the root cause of this reduced exposure and has elected to delay enrollment of the Phase 2a MDD and PMD trials pending further information from this root cause investigation.

Kv7.2/3 channel opener program: The Company’s preclinical program targets the Kv7.2/3 potassium channel, a target that has been shown to control neuronal excitability and that has clinical validation in pain and epilepsy. The Company remains on track to initiate IND-enabling studies in 2022.

Anxiolytic for generalized anxiety disorder (GAD): The Company is in early preclinical development of a novel, rapid-acting, non-sedating, non-addictive anxiolytic for the potential treatment of GAD. The Company is continuing the preclinical development of this program with the intent to provide a development plan update later in 2022.

First Quarter 2022 Financial Results

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Cash Position: Cash, cash equivalents and short- and long-term marketable securities was $149.9 million as of March 31, 2022, as compared to $47.9 million as of March 31, 2021. This includes net proceeds from the Company’s August 2021 initial public offering. The Company’s current cash, cash equivalents and short- and long-term marketable securities are expected to fund operations through at least 2023.
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Research and Development (R&D) expenses: R&D expenses were $8.3 million for the three months ended March 31, 2022, compared to $4.7 million for the same period in 2021.
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General and Administrative (G&A) expenses: G&A expenses were $4.9 million for the three months ended March 31, 2022, compared to $2.2 million for the same period in 2021.
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Net loss: Net loss was $13.2 million for the three months ended March 31, 2022, compared to $18.6 million for the same period in 2021. The same period in 2021 included a non-recurring $11.7 million expense related to a change in fair value of redeemable convertible preferred stock.

About Eliem Therapeutics, Inc.

Eliem Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in chronic pain, psychiatry, epilepsy and other disorders of the peripheral and central nervous systems. These disorders often occur when neurons are overly excited or inhibited, leading to an imbalance, and our focus is on restoring homeostasis. We are developing a pipeline of clinically differentiated product candidates focused on validated mechanisms of action with broad therapeutic potential to deliver improved therapeutics for patients with these disorders. Eliem channels its experience, energy, and passion for improving patients’ quality of life to fuel our efforts to develop life-changing novel therapies. At its core, the Eliem team is motivated by the promise of helping patients live happier, more fulfilling lives. https://eliemtx.com/

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: the continued development and clinical and therapeutic potential of Eliem’s pipeline; Eliem’s plans for clinical trials of ETX-155 and the timing thereof; the anticipated topline data readout of ETX-810 in LSRP and the timing thereof; the progression of the Kv7.2/3 and next-generation anxiolytic preclinical programs; the expectation that Eliem’s current cash, cash equivalents and short- and long-term marketable securities will fund operations through at least 2023; and Eliem’s commitment to developing therapies targeting debilitating disorders. Words such as “advance,” “believe,” “committed,” “continue,” “excited,” “expected,” “initiate,” “intend,” “intent,” “investigation,” “look forward,” “on track,” “plans,” “potential,” “remain,” “update,” “will,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Eliem's current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of ETX-810, ETX-155 and Eliem’s preclinical programs; risks related to the potential failure of ETX-810 and ETX-155 to demonstrate safety and efficacy in clinical testing; Eliem’s ability to initiate and conduct clinical trials and studies of ETX-810 and ETX-155 sufficient to achieve a positive completion; the availability of data at the expected times; Eliem's ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem's preclinical and clinical development activities; the sufficiency of Eliem's capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem's compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic; and other factors discussed under the caption "Risk Factors" in Eliem's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022. This filing, when available, is available on the SEC's website at www.sec.gov. Additional information will also be set forth in Eliem's other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investors

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media

Marites Coulter

Verge Scientific

Mcoulter@vergescientific.com

415.819.2214

Eliem Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

Assets	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$31,931	$46,922
Short-term marketable securities	92,010	89,558
Prepaid expenses and other current assets	9,342	11,772
Total current assets	$133,283	$148,252
Operating lease right-of-use assets	807	—
Long-term marketable securities	25,911	24,919
Other long-term assets	2,418	70
Total assets	$162,419	$173,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	847	1,404
Accrued expenses	5,481	4,588
Accrued expenses, related party	109	39
Operating lease liabilities, current	459	—
Total current liabilities	$6,896	$6,031
Other long-term liabilities	—	7
Operating lease liabilities, net of current portion	381	—
Total liabilities	$7,277	$6,038
Commitments and contingencies (Note 6)
Stockholders’ equity
Common stock, $0.0001 par value per share, 250,000,000 shares authorized; 26,567,681 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	244,480	242,939
Accumulated other comprehensive loss	(521)	(123)
Accumulated deficit	(88,820)	(75,616)
Total stockholders’ equity	$155,142	$167,203
Total liabilities and stockholders’ equity	$162,419	$173,241

Eliem Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$8,111	$4,273
Research and development, related party	149	388
General and administrative	4,872	2,218
Total operating expenses	13,132	6,879
Loss from operations	(13,132)	(6,879)
Other income (expense):
Change in fair value of redeemable convertible preferred stock tranche liability	—	(11,718)
Foreign currency loss	(157)	(4)
Other income, net	85	—
Total other income (expense)	(72)	(11,722)
Net loss	$(13,204)	$(18,601)
Accretion of redeemable convertible preferred stock to redemption value and cumulative preferred stock dividends	—	(1,085)
Net loss attributable to common stockholders	$(13,204)	$(19,686)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(5.70)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	26,238,950	3,455,979

Comprehensive loss:
Net loss	$(13,204)	$(18,601)
Other comprehensive loss:
Unrealized loss on investments, net of tax of $0	(398)	—
Comprehensive loss	$(13,602)	$(18,601)